                                                                   Exhibit 22


                   SUBSIDIARIES OF HARVARD INDUSTRIES, INC.


       The Company and all active subsidiaries as of September 30, 1996, are listed below, and are included in its consolidated financial statements:



          Name                         Jurisdiction of Incorporation             Percentage of Ownership
          ----                         -----------------------------             -----------------------
Harman Automotive, Inc.                           Michigan                                100%

Harman Automotive - Puerto Rico, Inc.*            Delaware                                100

Hayes-Albion Corporation                          Michigan                                100

Harvard Transportation Corporation**              Michigan                                100

Trim Trends Canada Limited**                      Canadian                                100

The Kingston-Warren Corporation                New Hampshire                              100

177192 Canada Inc.                                Canadian                                100

Doehler-Jarvis, Inc.                              Delaware                                100

Doehler-Jarvis Greeneville, Inc.**                Delaware                                100

Doehler-Jarvis Pottstown, Inc.***                 Delaware                                100

Doehler-Jarvis Technologies, Inc.***              Delaware                                100

Doehler-Jarvis Toledo, Inc.***                    Delaware                                100

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*      Subsidiary of Harman Automotive, Inc.
**     Subsidiary of Hayes-Albion Corporation
***    Subsidiary of Doehler-Jarvis, Inc.